UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Global Brass and Copper Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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Global Brass and Copper Holdings, Inc.

475 N. Martingale Road Suite 1050

Schaumburg, Illinois 60173

April 11, 2017

Dear Stockholder:

On behalf of the Board of Directors of Global Brass and Copper Holdings, Inc., you are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2017, at 10:00 a.m. (Central Time) at The Woodfield Corporate Center, 425 N. Martingale Road, Suite 90, Schaumburg, Illinois 60173.

We have included in this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Global Brass and Copper Holdings, Inc. from documents we have filed with the United States Securities and Exchange Commission.

You are being asked at the Annual Meeting to (i) elect directors named in this proxy statement, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, (iii) to approve, on an advisory basis, the compensation of our named executive officers, and (iv) to transact any other business properly brought before the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important and your prompt consideration is appreciated. You may vote your shares through one of the methods described in the enclosed proxy statement. We urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

On behalf of the Board of Directors, I thank you in advance for your continued support of Global Brass and Copper Holdings, Inc.

Sincerely,

John J. Wasz

President and Chief Executive Officer

This proxy statement is dated April 11, 2017 and is first being distributed to stockholders on or about April 11, 2017.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2017

10:00 a.m. (Central Time)

To the Stockholders of Global Brass and Copper Holdings, Inc.:

The 2017 Annual Meeting of Stockholders will be held on May 25, 2017, at 10:00 a.m. (Central Time) at The Woodfield Corporate Center, 425 N. Martingale Road, Suite 90, Schaumburg, Illinois 60173. The purpose of the meeting is to:

1.	elect seven directors;

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017;

3.	approve, on an advisory basis, the compensation of our named executive officers; and

4.	conduct any other business properly brought before the meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on March 27, 2017. A list of stockholders entitled to vote at the meeting, and any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. (Central Time) at our headquarters at 475 N. Martingale Road, Suite 1050, Schaumburg, Illinois 60173 during the ten (10) days prior to the Annual Meeting and also at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE OR VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Scott B. Hamilton

General Counsel and Corporate Secretary

April 11, 2017

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about April 11, 2017, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our annual report and how to vote via the Internet, by telephone or by mail. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and how to vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 11, 2017.

The Notice also contains instructions on how to request a printed copy of the proxy materials. In addition, you may elect to receive future proxy materials in printed form by mail or electronically by e-mail by following the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail, unless you elect otherwise.

Page

SUMMARY OF THE ANNUAL MEETING	1

ELECTION OF DIRECTORS	5

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	18

COMPENSATION DISCUSSION AND ANALYSIS	20

EXECUTIVE COMPENSATION	29

EQUITY COMPENSATION PLAN INFORMATION TABLE	39

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	39

COMPENSATION COMMITTEE REPORT	40

AUDIT COMMITTEE REPORT	41

FEES OF INDEPENDENT ACCOUNTANTS	42

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	43

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)	44

ADVISORY VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS SET FORTH IN THIS PROXY STATEMENT (PROPOSAL NO. 3)	45

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS	45

OTHER MATTERS	46

i

GLOBAL BRASS AND COPPER HOLDINGS, INC.

475 N. Martingale Road, Suite 1050

Schaumburg, Illinois 60173

SUMMARY OF THE ANNUAL MEETING

This proxy statement contains information related to our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Brass and Copper Holdings, Inc. (referred to herein as the “Company,” “GBC,” “we,” “us” or “our,” as the context requires) to be held at The Woodfield Corporate Center, 425 N. Martingale Road, Suite 90, Schaumburg, Illinois 60173, on May 25, 2017, at 10:00 a.m. (Central Time). This proxy statement is first being distributed to stockholders on or about April 11, 2017.

Why did you send me this proxy statement?

We sent you this proxy statement because the Board of Directors (the “Board”) of the Company is soliciting your proxy to vote at the Annual Meeting to be held on May 25, 2017, at 10:00 a.m. (Central Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record, as of the record date, are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 27, 2017. On the record date, there were 21,889,894 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect seven (7) directors;

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017;

3.	to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.	conduct any other business properly brought before the meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in your proxy will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of the Company’s director nominees named in this proxy statement;

2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017; and

3.	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

How do I vote at the Annual Meeting?

You may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone—You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone;

•	By Internet—You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the internet; or

•	By Mail—You can vote by completing, dating, signing and returning the proxy card in the enclosed postage-paid envelope.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 10:59 p.m. (Central Time) on May 24, 2017. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the appointment of our independent registered public accounting firm, and FOR the advisory approval of the compensation of our named executive officers, as described in this proxy statement.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy will be authorized to vote or otherwise act in accordance with their judgment.

What should I do if I receive more than one set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you may receive proxy materials for each account. Please vote by telephone or via the Internet for each Notice and set of proxy materials that you receive, or vote by mail by signing, dating and returning all proxy cards you receive from the Company. Only the latest dated proxy that you submit for each account will be voted and counted.

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares in person at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Consistent with good governance policies, the Company’s bylaws as amended and restated (“Bylaws”) provide for majority voting in uncontested elections. Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2) and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposals No. 2 and 3. Broker non-votes will have no effect on Proposal No. 3.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters but will not be permitted to exercise voting discretion with respect to non-routine matters. The only routine matter on our agenda for the Annual Meeting is Proposal No. 2 (ratification of auditors). Proposals No. 1 (director elections), and 3 (advisory vote on the compensation of our named executive officers) are each non-routine matters. Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have the effect described above on each of the non-routine proposals. We urge you to provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of elections appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians, and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (March 27, 2017), individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Upon the recommendation of our Nominating and Governance Committee (the “Nominating and Governance Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2018 or until their successors, if any, are elected or appointed prior thereto.

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Vicki L. Avril	Age: 62	GBC Committees: • Audit, Compensation and Nominating and Governance

Biography

Ms. Avril has served as a director of the Company since February 2014. Ms. Avril previously served as the Chief Executive Officer of IPSCO Tubulars, Inc., a large North American producer of oil and gas welded pipe, seamless pipe and premium connections and provider of oil field services, from 2008 until 2013. Prior to that, Ms. Avril held various positions, including Senior Vice President and Chief Financial Officer at IPSCO, Inc. and Senior Vice President and Chief Financial Officer at Wallace Computer Services, Inc. Ms. Avril currently serves on the Boards of Directors of Greif, Inc., an industrial packaging and services company, for which she serves on the Compensation Committee, Commercial Metals Company, a global metals recycling, manufacturing, fabricating, and trading company, for which she serves on their Audit and Nominating and Governance Committees, and Finning International, the world’s largest Caterpillar dealer, for which she serves on the Audit and Safety, Environment & Social Responsibility committees. Ms. Avril graduated with a B.S. in accounting from the University of Illinois at Urbana-Champaign and obtained a M.B.A. from the University of Chicago. Ms. Avril brings to the Board extensive management and leadership experience, including in the manufacturing industry, and extensive knowledge of accounting, finance, and M&A matters through her experience as a Chief Financial Officer for various public companies. For these reasons, we believe she is well qualified to serve on the Board.

Donald L. Marsh	Age: 70	GBC Committees: • Nominating and Governance (Chair) • Audit, Compensation

Biography

Mr. Marsh has served as a director of the Company since January 2014. Mr. Marsh was President, Principal Executive Officer and Chief Operating Officer of Castle Brands, Inc., a publicly traded distillery company, from November 2007 to October 2008. Prior to that, he was a consultant to Castle Brands, Inc. from March 2007. Mr. Marsh was Chief Financial Officer and Head of Corporate Development for Commonwealth Industries, Inc., previously a publicly traded aluminum manufacturer, from 1996 to 2005. Additionally, Mr. Marsh served as an Executive Vice President and Managing Director of Commercial and Investment Banking at J.P. Morgan Chase. Mr. Marsh holds a B.S. in engineering from Princeton University and an M.B.A. from Harvard University School of Business. Mr. Marsh brings to the Board senior level management and leadership experience, including as the Chief Executive Officer and Chief Operating Officer of a public company, and financial and accounting expertise. For these reasons, we believe he is well qualified to serve on the Board.

Bradford T. Ray	Age: 59	GBC Committees: • Audit, Compensation and Nominating and Governance

Biography

Mr. Ray has served as a director of Global Brass and Copper Holdings, Inc. since December 2014. Mr. Ray served as Chairman of the Board of Directors and Chief Executive Officer from 2002 to 2010 of Steel Technologies, Inc., one of the leading steel processors in North America, and continued to serve as an advisor to Steel Technologies, Inc. until 2012. Prior to 2002, Mr. Ray held various positions at Steel Technologies, Inc., including Director, President and Vice President of Manufacturing. In addition, as of December 31, 2014, Mr. Ray was appointed to the Boards of Directors of Porter Bancorp, Inc. and PBI Bank, Inc. We believe he is well qualified to serve on the Board.

John H. Walker	Age: 59	GBC Committees: • Executive

Biography

Mr. Walker has served as our Non-Executive Chairman since March 17, 2014, following his retirement as Chief Executive Officer of the Company. Mr. Walker previously served as Executive Chairman since November 2013 and Chief Executive Officer of Global Brass and Copper Holdings, Inc. and as a director of Global Brass and Copper Holdings, Inc. since 2007. From 2003 to 2006, he served as Chief Executive Officer and President of The Boler Company, a major transportation manufacturer. Additionally, he currently serves as a director of Nucor Corporation, a major steel manufacturer, for which he serves as Lead Director and Chairman of the Nominating and Governance Committee. Mr. Walker served as a director for United Continental Holdings, Inc., a global airline from 2002 to 2016. Mr. Walker served as a director of Delphi Corporation, an auto parts manufacturer, from 2005 to 2009 and of The Boler Company from 2003 to 2006. Mr. Walker provides valuable business expertise and extensive management knowledge to the Board, having served as our Chief Executive Officer and in key management and operational oversight roles in various other corporations. He also brings consulting and strategy expertise from his early career with McKinsey & Company, a global management consulting firm. Mr. Walker brings audit and financial experience to the Board through his service on the Audit Committees of United Continental Holdings, Inc., Delphi Corporation and Nucor Corporation, and knowledge of director and executive compensation through his service on the Compensation Committees of United Continental Holdings, Inc. and Nucor Corporation. For the foregoing reasons, we believe Mr. Walker is well qualified to serve as the Non-Executive Chairman of the Board.

John J. Wasz	Age: 56	GBC Committees: • None

Biography

Mr. Wasz was appointed as the Chief Executive Officer and elected as a director of Global Brass and Copper Holdings, Inc. on March 17, 2014. Mr. Wasz does not serve as a director to any outside company. Mr. Wasz has served as the President of Global Brass and Copper Holdings, Inc. since September 6, 2013 and as the Chief Operating Officer of Global Brass and Copper Holdings, Inc. since January 9, 2012. Mr. Wasz served as President of GBC Metals, LLC, (d/b/a Olin Brass) until December 2014. From 2008 to 2009, he was the Special Advisor to the Chief Executive Officer of Aleris International, Inc. From 2004 to 2008, Mr. Wasz served as Executive Vice President and President of Aleris Rolled Products North America, an aluminum manufacturer. Prior to that time, from 1999 to 2001, he served as Executive Vice President and President of Alflex, a manufacturer of electrical armored cable, and prior to that Mr. Wasz held the position of Vice President of Operations of Alflex. Additionally, Mr. Wasz has served in several other management capacities. Mr. Wasz holds a B.A. in economics from DePauw University, and he attended the advanced management program at the Harvard Business School. We believe Mr. Wasz’s management and leadership experience with the Company, his service as our Chief Executive Officer and his manufacturing industry experience makes him well qualified to serve on the Board.

Martin E. Welch, III	Age: 68	GBC Committees: • Audit (Chair) • Compensation, Nominating and Governance, and Executive

Biography

Mr. Welch has served as a director of Global Brass and Copper Holdings, Inc. since July 2011. Mr. Welch served as Executive Vice President and Chief Financial Officer of Visteon Corporation, a global automotive parts supplier, from 2011 to 2012. Mr. Welch served as Executive Vice President and Chief Financial Officer of United Rentals, Inc., an industrial and construction equipment rental company, from 2005 to 2009, and concurrently from 2002 to 2008, he served as business advisor to the private equity firm York Management Services. Mr. Welch served on the Board of Directors and chaired the Audit Committee of Delphi Corporation from 2006 to 2009. Mr. Welch served as Chief Financial Officer of Kmart Corporation, a major retailer, from 1995 to 2001. From 1991 until 1995, Mr. Welch served as Chief Financial Officer for Federal-Mogul Corporation, an automotive parts supplier. Mr. Welch serves on the Board of Directors of Allegion Plc where he chairs the Audit Committee. Mr. Welch holds a B.S. degree in accounting and an M.B.A. from the University of Detroit Mercy. Mr. Welch is a certified public accountant. Mr. Welch has acquired important business leadership, financial and accounting skills from his career in the retail, business services, and automotive industries, including through his tenure as chief financial officer of Visteon Corporation, United Rentals, Inc., Kmart Corporation and Federal-Mogul Corporation. We believe these skills make him well suited to serve on the Board.

Ronald C. Whitaker	Age: 69	Lead Independent Director GBC Committees: • Compensation (Chair) • Audit, Nominating and Governance, and Executive

Biography

Mr. Whitaker is currently our Lead Independent Director and has served as a director of Global Brass and Copper Holdings, Inc. since July 2011. Mr. Whitaker served as the President and Chief Executive Officer of Hyco International Inc., a major manufacturer of hydraulic cylinders, from 2003 to 2011. From 1995 to 2003, he served as Chief Executive Officer and Chairman of the Board of various manufacturing companies, including Strategic Distributions, Inc., a distributor of items to industrial customers, Johnson Outdoors, a sporting goods manufacturer, and EWI (Studebaker) Inc., an automotive tier-1 stampings supplier. Mr. Whitaker serves on the Boards of Directors of Sturm Ruger & Co., a firearms manufacturer, Walbec Group (formerly known as Payne & Dolan Inc.), a road and bridge construction company, and The Savannah Music Festival. Mr. Whitaker served on the Board of Directors of Pangborn Corp., an industrial surfacing company. Mr. Whitaker holds a degree in economics from the College of Wooster and an M.B.A. from Dartmouth’s Tuck School of Business. We believe Mr. Whitaker’s extensive background in turnaround leadership, corporate strategy, operations and marketing make him well qualified to serve on the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH

OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH

OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS

STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Management

Our executive officers as of the date of this proxy statement are as follows. Each is a citizen of the U.S. unless otherwise indicated.

Name	Age	Position
John J. Wasz	56	President, Chief Executive Officer, Chief Operating Officer and Director
Christopher J. Kodosky	44	Chief Financial Officer
Scott B. Hamilton	58	General Counsel and Secretary
Kevin W. Bense	50	President—A.J. Oster, LLC
Devin K. Denner	60	President—Chase Brass, LLC
Dale R. Taylor	53	President—GBC Metals, LLC (d/b/a Olin Brass)
William G. Toler	60	Executive Vice President—Strategic Planning and Development

John J. Wasz—Mr. Wasz was elected as the Chief Executive Officer and President and as a director of Global Brass and Copper Holdings on March 17, 2014. Mr. Wasz previously served as the President of Global Brass and Copper Holdings since September 6, 2013, as the Chief Operating Officer of Global Brass and Copper Holdings since January 9, 2012 and as the President of Olin Brass since 2010. From 2008 to 2009, he was the Special Advisor to the Chief Executive Officer of Aleris International, Inc. From 2004 to 2008, Mr. Wasz served as Executive Vice President and President of Aleris Rolled Products North America, an aluminum manufacturer. Prior to that time, from 1999 to 2001, he served as Executive Vice President and President of Aflex, a manufacturer of electrical armored cable, and prior to that Mr. Wasz held several other management capacities at Commonwealth Industries. Mr. Wasz holds a bachelor’s degree in economics from DePauw University, and he attended Harvard Business School’s Advanced Management Program.

Christopher J. Kodosky—Mr. Kodosky has served as the Chief Financial Officer of Global Brass and Copper Holdings since July 1, 2016. Prior to this role, he served as Vice President of Finance after joining Global Brass and Copper Holdings in December 2014. For the preceding ten years, Mr. Kodosky was employed in various capacities within AMCOL International Corporation, most recently as Chief Financial Officer of its Performance Materials segment. AMCOL provided specialty products and services to the metalcasting, fabric care, cat litter, drilling fluids, building materials, transportation and oilfield services industries. From 2000 to 2004, Mr. Kodosky was employed with GVW Holdings, a private equity backed assembler of automotive chassis and industrial vehicles, where he last served as its Vice President Finance and Corporate Controller. From 1995 to 2000, Mr. Kodosky provided merger and acquisition advice to clients while working at PricewaterhouseCoopers. Mr. Kodosky holds a degree in accountancy from the University of Illinois at Urbana-Champaign and an M.B.A. from Northwestern University’s Kellogg School of Management.

Scott B. Hamilton—Mr. Hamilton has served as General Counsel of Global Brass and Copper Holdings since May 2011. From 2007 to 2011, Mr. Hamilton served as the General Counsel and Chief Restructuring Officer of Basin Water, Inc., a designer and manufacturer of water treatment systems that filed for bankruptcy in July of 2009. From 1999 to 2007, Mr. Hamilton served as Associate General Counsel of Veolia Water North America, a leading wastewater services provider, and from 1998 to 1999 he served as Vice President and General Counsel of USFilter Operating Services, Inc., a wastewater services provider. Mr. Hamilton also served at the SEC from 1992 to 1998, where he held the position of branch chief. Mr. Hamilton holds a degree in history from Duke University and a degree in law from the University of Illinois College of Law.

Kevin W. Bense—Mr. Bense has been President of A.J. Oster since October 1, 2013. Mr. Bense joined Global Brass and Copper Holdings in August 2011 and initially served as the Vice President and General Manager of our Somers Thin Strip division. From 2007 to 2011, Mr. Bense served as a global business leader for Honeywell International, Inc.’s specialty additives business unit. Prior to that, Mr. Bense served in various domestic and international executive, marketing and management positions of increasing responsibility in the chemicals industry. From 1998 to 2007 he worked for Ciba Specialty Chemicals, a global manufacturer of plastic additives that was later acquired by BASF, and from 1989 to 1998 he served in various capacities at Mallinckrodt Incorporated, a pharmaceuticals manufacturer. Mr. Bense holds a degree in chemistry from the University of Illinois at Urbana-Champaign and an M.B.A. from Southern Illinois University at Edwardsville.

Devin K. Denner—Mr. Denner has served as the President of Chase Brass since 2007. Prior to this role, he was Vice President and General Manager of Chase Brass from 2006 to 2007 and before that held executive positions of increasing responsibility with Olin Corporation. He has led multiple business acquisition integration efforts during his career. He is well respected in the metals industry having recently served as the Chairman of the Copper and Brass Fabricators Council. Mr. Denner holds a Bachelor of Science degree in mechanical engineering from the Missouri University of Science and Technology and an M.B.A. in finance from Saint Louis University.

Dale R. Taylor—Mr. Taylor was promoted to serve as President of Olin Brass on April 3, 2017. Prior to this role, Mr. Taylor served as the Vice President of Manufacturing for Olin Brass. Mr. Taylor had also served as the first Vice President of Supply Chain Planning during which time he integrated sales and operational planning systems for Olin Brass. Prior to this role Mr. Taylor had held management positions of increasing responsibility with Olin Brass and Olin Corporation. Mr. Taylor holds a Bachelor of Science degree in engineering management from the University of Missouri-Rolla, and he completed the General Management Program at Harvard Business School in 2013.

William G. Toler—Mr. Toler has served as Executive Vice President, Strategic Planning and Development, since April 3, 2017. Previously Mr. Toler served as President of Olin Brass from December 19, 2014 to April 3, 2017. Mr. Toler also previously served as President of the Olin Brass Mill Products division since January 2013, and as Vice President of Finance and Information Technology at Olin Brass since March 2011. From 2005 to 2011, Mr. Toler was the President and Chief Executive Officer of Smelter Service Corporation, an aluminum recycler. From 2002 to 2004, Mr. Toler was Vice President of Materials and Corporate Development with Commonwealth Industries, an aluminum manufacturer. Mr. Toler brings an additional 29 years of executive management experience in a variety of fields. He holds a bachelor’s degree in Business Administration from Campbellsville University and attended Harvard Business School’s Advanced Management Program.

Criteria for Selection of Directors

In accordance with our Corporate Governance Guidelines, the Nominating and Governance Committee is responsible for identifying, screening and recommending to the entire Board candidates for Board membership. The Nominating and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the Board’s composition as a whole. This assessment will include members’ independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. The following are general criteria that the Nominating and Governance Committee could use in evaluating candidates for Board membership. None of the following should be construed as minimum qualifications for director selection:

•	background, experiences and record of achievement, including, without limitation, in the manufacturing and raw materials industries;

•	diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations;

•	personal and professional ethics and integrity, collegiality, objective perspective and practical judgment;

•	ability and willingness to devote sufficient time to carry out duties and responsibilities effectively;

•	commitment to maximizing intrinsic stockholder value; and

•	finance and accounting expertise.

Our Corporate Governance Guidelines provide guidelines with respect to the consideration of director candidates. Based on these guidelines, the Nominating and Governance Committee will review annually the relationships that each director has with the Company either directly or as a partner, member, stockholder, director or officer of an entity or organization that has a relationship with the Company. The Nominating and Governance Committee will review with the Board, on a periodic basis, the skills and characteristics required of the Board members in the context of the current director candidates in accordance with its charter. The Board itself will be ultimately responsible for selecting its own members and nominating them for election by stockholders.

The Nominating and Governance Committee will consider director candidates who are proposed by the Company’s stockholders in accordance with the Bylaws, the Nominating and Governance Guidelines and any other policies and procedures established from time to time by the Nominating and Governance Committee.

Recommendation of Directors by Stockholders

In accordance with the Corporate Governance Guidelines, the Nominating and Governance Committee will consider candidates for election as a director of the Company recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Section 3.3 of the Bylaws for nominations by stockholders of persons to serve as directors. The Nominating and Governance Committee would evaluate such candidates in the same manner by which it evaluates other director candidates considered by the Nominating and Governance Committee, as described above.

Pursuant to Section 3.3 of the Bylaws, all nominations of stockholder nominees must be made by timely written notice given by a stockholder of record of the Company. To be timely, the notice must be delivered personally or mailed to and received at the Company’s office, addressed to the attention of the Secretary. In the case of the nomination at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if the annual meeting of stockholders is more than 30 days earlier or 60 days later than the first anniversary of the prior year’s annual meeting of stockholders, no annual meeting was held during the prior year, the notice by the stockholder must be received no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or the tenth day after the day on which the notice of such annual meeting was made by mail or was otherwise publicly disclosed.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Global Brass and Copper Holdings, Inc., 475 N. Martingale Road Suite 1050, Schaumburg, Illinois 60173; Attention: Scott B. Hamilton, General Counsel and Corporate Secretary.

A copy of our Bylaws, has been filed as an exhibit to our Form 8-K filed on March 10, 2015.

Independence of Directors

Our common stock is listed on the New York Stock Exchange (the “NYSE”). The NYSE rules require that a majority of the members of our Board and each of the members of our Compensation and Nominating and Governance Committees be independent. As of the date of this proxy statement, we have satisfied such NYSE requirements.

The Board has determined that Ms. Avril and Messrs. Marsh, Ray, Walker, Welch and Whitaker are “independent directors” as such term is defined by the applicable rules and regulations of the NYSE. Mr. Wasz does not qualify as an independent director, for purposes of the NYSE, because he is our current Chief Executive Officer and President.

Board’s Role in Risk Oversight

The Board has an oversight role, as a whole and also at the committee level, in overseeing management of our risks. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to our employee compensation plans, policies and programs, as well as our annual report on executive compensation for inclusion in each proxy statement and the Audit Committee of the Board oversees the management of financial risks. The Nominating and Governance Committee of the Board is responsible for overseeing the management of risks relating to corporate governance matters. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Corporate Governance

The Board has approved Corporate Governance Guidelines and a Code of Conduct and Ethics. All of our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.gbcholdings.com or in printed form upon request by contacting Global Brass and Copper Holdings, Inc. at 475 N. Martingale Road Suite 1050, Schaumburg, Illinois 60173, Attention: Investor Relations. The Board regularly reviews corporate governance developments and will modify these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

The Board has determined that the appropriate leadership structure for the Board at this time is for Mr. Walker, our former Chief Executive Officer, to serve as Non-Executive Chairman of the Board, while also selecting a separate, independent, non-management director to serve as a lead director (“Lead Independent Director,” as described below) to provide independent leadership. Mr. Walker possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. We believe that this structure is appropriate for the Company because it allows our Non-Executive Chairman to lead the Board in its fundamental role of managing the Company and providing advice to management, while also providing for effective oversight by a majority of independent directors and allowing our Chief Executive Officer and President to focus on the execution of our business strategy, growth and development.

We do not have a formal policy that requires the positions of Chairman and Chief Executive Officer to be separate, and the Board, in its discretion, may subsequently decide to change the leadership structure. Currently, the Chairman of our Board is our former Chief Executive Officer. The Board has determined to retain a Lead Independent Director as described below.

Lead Independent Director

In an effort to strengthen independent oversight of management and to strengthen communication, the Company has chosen to appoint a Lead Independent Director to coordinate the activities of the other non-management directors, and to perform such other duties and responsibilities described below and as the Board may from time to time determine. Currently, the Lead Independent Director is Ronald C. Whitaker. The role of the Lead Independent Director includes:

•	conducting and presiding at executive sessions of the Board;

•	serving as a liaison to and acting as a regular communication channel between the non-employee members of the Board and the Chief Executive Officer of the Company;

•	in the event of the unavailability or incapacity of the Chairman of the Board, calling and conducting special meetings of the Board; and

•	consulting with the Chairman and Chief Executive Officer about the concerns of the Board.

While serving as Lead Independent Director, Mr. Whitaker has followed governance practices established by the Board that support effective communication and effective Board performance. The Lead Independent Director role fosters a Board culture of open discussion and deliberation, with thoughtful evaluation of risk to support sound decision-making.

Board Meetings

In 2016, our Board held eight (8) meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of our director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2016 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. The Lead Independent Director presides over non-management sessions.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. The following chart sets forth the directors who currently serve as members of each of the Board committees.

Directors	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
Vicki L. Avril	X	X		X
Donald L. Marsh	X	X		C
Bradford T. Ray	X	X		X
John H. Walker*			X
John J. Wasz
Martin E. Welch, III	C	X	X	X
Ronald C. Whitaker**	X	C	X	X

*	Non-Executive Chairman of the Board
**	Lead Independent Director
“C”	Denotes member and chairman of committee
“X”	Denotes member

Audit Committee

In 2016, the Audit Committee held seven (7) meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. The Board also has determined that all members of the Audit Committee are audit committee financial experts, as defined in Item 407(d) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise. Our Corporate Governance Guidelines limit the number of public company audit committees on which an Audit Committee member can serve to three or fewer audit committees (including the Company’s Audit Committee) without approval of the Board. None of our Audit Committee members serve on more than three public company audit committees (including the Company’s Audit Committee).

The principal duties and responsibilities of our audit committee are to prepare the report required by the rules of the SEC to be included in our annual proxy statement or annual report and oversee and monitor the following:

•	the integrity of our financial statements;

•	the independence, qualifications and performance of our independent registered public accounting firm;

•	compliance by our personnel with our code of ethics and related-person transactions policies;

•	the performance of our internal audit function; and

•	compliance by us with legal and regulatory requirements.

For a further discussion of the Audit Committee’s responsibilities and findings, see “Audit Committee Report.” The Audit Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.gbcholdings.com or in printed form upon request.

Compensation Committee

In 2016, the Compensation Committee held six (6) meetings. Each of the current members of the Compensation Committee is a non-employee director. In addition, the Board has determined that all of the members of the Compensation Committee are independent as defined (i) in the listing standards of the NYSE, including the specific independence requirements for compensation committee members and (ii) the Company’s corporate governance guidelines. Additionally, the Board has determined that all of the members of the Compensation Committee are outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The principal duties and responsibilities of the Compensation Committee are as follows:

•	developing, reviewing, evaluating and monitoring our overall compensation policies, including, without limitation, determining the appropriate balance among base salary, annual bonus and long-term incentive awards, and establishing performance based incentives that support and reinforce (i) our objectives and performance goals and (ii) the long-term interests of our stockholders;

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of these goals and objectives, and determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

•	reviewing and approving the annual base salaries and annual incentive opportunities of our senior executives;

•	reviewing and approving employment agreements, severance arrangements, change-in-control agreements, including any change-in-control provisions affecting any elements of compensation and benefits, all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any special or supplemental compensation and benefits for our current and former senior executives, including supplemental retirement benefits and the perquisites provided to them during and after employment;

•	administering our incentive compensation plans and equity-based compensation plans and making recommendations to the Board with respect to those plans;

•	reviewing our Compensation Discussion and Analysis and other reports and disclosures to be included in our various public filings and making recommendations to the Board with respect to those disclosures;

•	reviewing our employee compensation programs as they relate to risk management and risk-taking incentives;

•	reviewing and recommending to the Board for approval the compensation of directors for their services to the Board;

•	overseeing compliance with NYSE rules with respect to our stockholders’ approval of our equity compensation plans; and

•	providing regular reports to the Board and any Compensation Committee reports required by the SEC to be included in our proxy statement and annual report.

The Compensation Committee has engaged Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW reports directly to the Compensation Committee and assists in the review and design of our executive compensation program. The Compensation Committee has reviewed and confirmed the independence of WTW and concluded that their work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee may form and delegate authority to subcommittees, including committees whose members are not members of the Board, as it deems appropriate.

No subject employee should attend that portion of any meeting where the subject employee’s performance or compensation is discussed, unless specifically invited by the Compensation Committee. Meetings to determine the compensation of our Chief Executive Officer must be held in executive session. Meetings to determine the compensation of subject employees other than our Chief Executive Officer may be attended by our Chief Executive Officer, but our Chief Executive Officer may not vote on these matters.

The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.gbcholdings.com or in printed form upon request.

Nominating and Governance Committee

In 2016, the Nominating and Governance Committee held three (3) meetings. Each of the current members of our Nominating and Governance Committee is a non-employee director. In addition, the Board has determined that all of the current members of the Nominating and Governance Committee are independent as defined in the listing standards of the NYSE.

The principal duties and responsibilities of the Nominating and Governance Committee are as follows:

•	to establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•	to make recommendations to the Board regarding board governance matters and practices;

•	to develop and recommend to the Board sound corporate governance practices and principles;

•	to oversee the implementation of processes and procedures for the annual review of corporate management, members of the Board and its committees, including succession planning;

•	to consider and report to the Board on all matters relating to the selection and qualification of the candidates nominated to the Board;

•	to assist the Board by identifying individuals believed qualified to become members of the Board, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of stockholders;

•	to recommend to the Board director nominees for each committee; and

•	to perform such other functions as the Board may from time to time assign to the nominating and governance committee. In performing its duties, the Nominating and Governance Committee shall seek to maintain an effective working relationship with the Board and our management.

The Nominating and Governance Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.gbcholdings.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board or our non-employee directors through written communication sent to Global Brass and Copper Holdings, Inc., 475 N. Martingale Road Suite 1050, Schaumburg, Illinois 60173, Attention: Scott B. Hamilton, General Counsel and Corporate Secretary. Our General Counsel reviews all written communications and forwards to the Board or our non-employee directors, as applicable, a summary and/or copies of any such correspondence that is directed to the Board or our non-employee directors, as applicable, or that, in the opinion of the General Counsel, deals with the functions of the Board, Board committees or our non-employee directors, as applicable, or that he otherwise determines require their attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Communications of a confidential nature can be made directly to the Chairman of the Audit Committee regarding any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee. Any submissions to the Audit Committee should be marked confidential and addressed to the Chairman of the Audit Committee, c/o Global Brass and Copper Holdings, Inc., 475 N. Martingale Road Suite 1050, Schaumburg, Illinois 60173. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, and the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee in the investigation of such matter.

Succession Planning

Our Board maintains a detailed succession plan for the CEO and other key officers, which the Nominating and Governance Committee reviews at least once each year.

Director Compensation

The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on our Board and align their interests with those of our stockholders. Our Compensation Committee reviews our director compensation program annually to confirm that the program remains appropriate and competitive, and recommends any changes to our full Board for consideration and approval. The Compensation Committee engaged WTW, an independent compensation consultant firm, to provide a comprehensive review of compensation for non-employee directors and to make recommendations with regard to director compensation matters. Pursuant to this engagement, WTW found our director compensation to be at the median of the Company’s peer group.

The following table shows the director fees earned by our non-employee directors for 2016. In addition, we reimbursed the directors for expenses incurred in attending Board meetings.

Director Compensation in 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)
Vicki L. Avril	72,500	100,000	172,500
Donald L. Marsh	80,000	100,000	180,000
Bradford T. Ray	72,500	100,000	172,500
Martin E. Welch III	90,000	100,000	190,000
Ronald C. Whitaker	87,500	100,000	187,500
John H. Walker	261,000	—	261,000

(1)	Each independent director serving on the Board as of May 26, 2016 received a grant of 3,708 shares of restricted stock.

Currently, our independent directors are eligible for an annual cash retainer of $75,000. The chair of the Audit Committee receives an additional annual retainer of $20,000. The chair of the Compensation Committee receives an additional annual retainer of $15,000 as of July 1, 2016. The chair of the Nominating and Governance Committee receives an additional $10,000 cash retainer. The Non-Executive Chairman receives an annual cash retainer of $261,000.

At our May 26, 2016 Annual Meeting of Stockholders, our stockholders approved an amendment and restatement of the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan (the “Omnibus Plan”). Pursuant to this amendment and restatement, the Omnibus Plan provides that a non-employee director may not receive in any calendar year stock awards under the Omnibus Plan with an aggregate grant date fair market value greater than $300,000, whether or not such awards are settled in cash or in stock; provided, however, that the foregoing limit shall not apply to any equity awards allowed under the Omnibus Plan a non-employee director elects to receive at fair market value in lieu of all or a portion of such non-employee director’s retainer.

Our directors stock ownership guidelines are summarized under the Equity-Based Compensation section in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 27, 2017 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 21,889,894 shares of common stock outstanding on March 27, 2017 rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially
5% Beneficial Owners:
The Vanguard Group(1)	1,949,604	8.9%
BlackRock, Inc.(2)	1,565,300	7.2%
Allianz Global Investors U.S. Holding LLC(3)	1,364,976	6.2%
Named Executive Officers, Executive Officers and Directors:
John J. Wasz(4)	325,915	1.5%
Christopher J. Kodosky(5)	20,718
Robert T. Micchelli	84,285	*
Devin K. Denner(6)	59,953	*
Scott B. Hamilton(7)	57,133	*
William G. Toler(8)	75,899	*
John H. Walker	20,000	*
Vicki L. Avril	26,234	*
Donald L. Marsh	21,234	*
Bradford T. Ray	14,532	*
Martin E. Welch, III	21,984	*
Ronald C. Whitaker	23,484	*
Total Executive Officers and Directors as a Group (12 individuals)(9)	718,963	3.2%

*	Less than 1%
(1)	Based solely on the information in a Schedule 13G filed with the SEC on February 9, 2017, The Vanguard Group holds sole voting power as to 40,485 shares of common stock and sole dispositive power as to 1,902,919 shares of common stock. The reporting persons’ principal business address is 100 Vanguard Blvd., Malvern, PA 19355.
(2)	Based solely on the information in a Schedule 13G filed with the SEC on January 23, 2017, BlackRock, Inc. holds sole voting power as to 1,503,329 shares of common stock and sole dispositive power over 1,565,300 shares of common stock. The reporting persons’ principal business address is 55 East 52nd Street, New York, NY 10055.
(3)	Based solely on the information in a Schedule 13G filed with the SEC on February 13, 2017, Allianz Global Investors U.S. Holdings, LLC holds sole voting power and sole dispositive power as to 1,364,976 shares of common stock. The reporting persons’ principal business address of Allianz Global Investors U.S. Holdings, LLC is 1633 Broadway, New York, NY 10019.
(4)	The total includes 147,981 stock option awards exercisable within 60 days.
(5)	The total includes 6,384 stock option awards exercisable within 60 days.
(6)	The total includes 45,585 stock option awards exercisable within 60 days.
(7)	The total includes 35,917 stock option awards exercisable within 60 days.
(8)	The total includes 40,476 stock option awards exercisable within 60 days.
(9)	The total includes 301,782 stock option awards exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2016.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our named executive officers. The following discussion and analysis of compensation arrangements of our named executive officers for 2016 should be read together with the compensation tables and related disclosures set forth below. This discussion is based on our current plans, considerations and expectations regarding our compensation programs. Compensation policies that we adopt in the future may differ materially from the policies summarized in this discussion.

Our named executive officers for the fiscal year ended December 31, 2016 were:

•	John J. Wasz, President, Chief Executive Officer and Chief Operating Officer

•	Christopher J. Kodosky, Chief Financial Officer

•	Robert T. Micchelli, Former Chief Financial Officer

•	William G. Toler, President—GBC Metals, LLC (d/b/a Olin Brass) (on April 3, 2017, Mr. Toler was promoted to be our Executive Vice President—Strategic Planning and Development)

•	Devin K. Denner, President—Chase Brass, LLC

•	Scott B. Hamilton, General Counsel and Secretary

Objectives of Our Executive Compensation Program

Our executive compensation philosophy is based on the principle of pay-for-performance. Accordingly, our executive compensation programs are designed to achieve the following objectives:

•	Align the interests of our named executive officers with those of our stockholders. We provide a meaningful portion of compensation in performance-based long-term equity compensation.

•	Retain management. Compensation is designed to retain our named executive officers by having significant long-term equity compensation and overlapping vesting schedules.

•	Motivate through ownership. We believe that the best way to inspire leadership and performance is by distributing ownership in the form of equity-based compensation and requiring executive management to retain meaningful exposure to our stock.

Setting Executive Compensation

Our current executive compensation program is informed by input received from our compensation consultant, WTW, and prevailing market practices.

Role of Compensation Committee

We comply with the NYSE corporate governance rules, as all of the Compensation Committee members are independent, including under the specific independence standards for compensation committee members. See “Directors, Executive Officers and Corporate Governance—Other Board Information—Committees of the Board—Compensation Committee.” The Compensation Committee consists of Ronald C. Whitaker (Chairman), Vicki L. Avril, Donald L. Marsh, Bradford T. Ray and Martin E. Welch, III.

Role of Compensation Consultant

Our Compensation Committee has engaged WTW in order to benchmark compensation and make recommendations for future compensation (including cash, annual bonus and equity-based compensation) for our named executive officers. The Compensation Committee reviews and evaluates the results of WTW’s work and uses its judgment and best practices with respect to the Company’s executive compensation arrangements. Since 2012, WTW has reviewed the executive compensation programs.

In 2016, WTW again benchmarked the named executive officer compensation against a peer group of sixteen companies. WTW benchmarked the components of base salary, annual performance-based cash bonuses, and long-term equity based compensation against the 25th percentile, median and 75th percentile of our peer group. The Board and Compensation Committee did not determine to target total compensation at any specific percentile, but concluded that the compensation for our named executive officers is at (or slightly above or below) the median of our peer group. The companies in our peer group used to determine compensation in 2016 were:

• A.M. Castle & Co.	• Mueller Industries, Inc.

• Briggs & Stratton Corporation	• Olin Corp.

• Carpenter Technology Corporation	• Ryerson Holding Corporation

• Century Aluminum Co.	• Schnitzer Steel Industries Inc.

• Gibraltar Industries, Inc.	• Titan International, Inc.

• Harsco Corporation	• Valmont Industries, Inc.

• Kaiser Aluminum Corporation	• Watts Water Technologies, Inc.

• Materion Corporation	• Worthington Industries, Inc.

Based on WTW’s recommendation, we removed OM Group, Inc. from our 2016 peer group with no additional peer group added in its place.

Advisory Vote on the Compensation of our Named Executive Officers

The Compensation Committee reviewed the results of the 2016 stockholder advisory vote on named executive officer compensation and considered the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (over 99%) of our stockholders at the annual meeting approved the compensation program described in our 2016 proxy statement, the Compensation Committee did not implement any significant changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

The Company is in regular contact with investors concerning compensation and other issues.

Principal Components of Compensation of Our Named Executive Officers

The allocation between different elements of compensation with respect to our named executive officers is based on a review of comparable practices within our peer group. The compensation package offered to our named executive officers consists of: base salary, annual performance-based cash bonuses, and long-term equity-based compensation.

We have entered into an employment agreement with Mr. Wasz, as well as severance protection agreements with each of our other named executive officers. For additional information regarding Mr. Wasz’s employment agreement and the severance protection agreements of Messrs. Micchelli, Kodosky, Denner, Hamilton and Toler see the “Executive Compensation—Employment Arrangements with Named Executive Officers” and the “Executive Compensation—Potential Payments Upon Termination or Change in Control” sections of this proxy.

Base Salary

We provide our named executive officers with base salary to compensate them for services rendered during the year. We believe that base salary should compensate the executives for their service and performance but that superior contributions and performance should be rewarded by other forms of compensation, including long-term equity-based compensation.

The following table shows the base salaries of our named executive officers during the past three years.

Base Salaries

Name	Base Salary January 1, 2015 ($)	Base Salary January 1, 2016 ($)		Base Salary April 4, 2016 ($)	Base Salary January 1, 2017 ($)
John J. Wasz	725,000	825,000	*	825,000	825,000
Christopher J. Kodosky	260,000	270,000		285,000	360,000	**
Robert T. Micchelli	413,751	427,000		427,000	427,000
William G. Toler	375,000	375,000		385,000	385,000
Devin K. Denner	327,787	340,000		340,000	340,000
Scott B. Hamilton	304,384	314,000		325,000	325,000

*	In consultation with WTW, our independent consultant, we decided to adjust Mr. Wasz’s base salary to align him at the median percentile of our peer group.
**	Due to Mr. Kodosky’s promotion to become our Chief Financial Officer, his base salary was increased effective July 1, 2016.

Annual Cash Bonuses

During 2016, the Board approved an annual bonus plan with performance targets based on Company performance and individual performance. The Compensation Committee set a target annual incentive for each named executive officer based on the scope of each executive’s duties and respective individual capacity to affect our overall performance as follows: 100% of base salary for Mr. Wasz, 70% of base salary for Mr. Micchelli, 50% of base salary for Mr. Kodosky, 55% of base salary for Mr. Toler, 60% of base salary for Mr. Denner, and 50% of base salary for Mr. Hamilton with potential maximum bonuses of two times each executive’s respective target bonus amount. The annual cash bonus numbers presented in this section for Mr. Kodosky were calculated on a pro-rata basis, as applicable, to reflect his promotion to become our Chief Financial Officer.

For 2016, for each named executive officer, other than Messrs. Denner and Toler, 70% of the annual bonus was based on the achievement of a financial metric of Adjusted Diluted Earnings per Common Share (defined below) (the “Financial Metric”) and 30% was based on the achievement of specific individual key measurable initiatives (the “Individual Bonus”). To be eligible for any portion of the Financial Metric, the Company was required to achieve a minimum of 85% of its Adjusted Diluted Earnings per Common Share target of $2.31. “Adjusted Diluted Earnings per Common Share” is a non-GAAP measure and is defined in our Annual Report on Form 10-K for the year ended December 31, 2016 in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management’s View of Performance,” which the Compensation

Committee exercised its business judgment to further adjust to account for the estimated insurance proceeds we expect to receive from an equipment failure impacting an intermediate segment of the production process in 2016. For Messrs. Denner and Toler, 50% of their annual bonus was based on achievement of Segment Adjusted EBITDA (defined below) at Chase Brass for Mr. Denner and at Olin Brass for Mr. Toler (the “Segment EBITDA Bonus”), 25% was based on the Financial Metric and 25% was based on the Individual Bonus. “Segment Adjusted EBITDA” is a non-GAAP measure and is defined in our Annual Report on Form 10-K for the year ended December 31, 2016 in Note 4, “Segment Information,” to our Notes to Consolidated Financial Statements, as the “Adjusted EBITDA” for the Chase Brass and Olin Brass segments, which, for purposes of the Chase Brass calculation the Compensation Committee exercised its business judgment to further adjust to account for restructuring and severance activity and for purposes of the Olin Brass calculation, the Compensation Committee exercised its business judgment to further adjust to account for the estimated insurance proceeds we expect to receive from an equipment failure impacting an intermediate segment of the production process in 2016.

Set forth below is a chart showing the sliding scale on which the named executive officer’s incentive compensation was based in terms of percentage of the budgeted Financial Metric and budgeted Segment Adjusted EBITDA component achieved and the payout as a percentage of his base salary. Linear interpolation of the Financial Metric and the Segment EBITDA Bonus payout occurs between 85% and 100% achievement of the respective target and separately between 100% and 110% achievement of the respective target, with a maximum payout of 200% of the component based on the level of achievement the respective target.

Level of Achievement of Financial Performance Target	% of Bonus Based on Financial Performance Achievement
Less than 85%	—
85%	50
92.5%	75
100%	100
105%	150
110.0% (maximum)	200

For 2016, the target Financial Metric was $2.31. For 2016, we achieved the maximum after the Compensation Committee exercised its business judgment to account for the estimated insurance proceeds we expect to receive from an equipment failure impacting an intermediate segment of the production process in 2016, resulting in a payout of 200% for the Financial Metric component.

The chart below sets forth the Financial Metric bonus that Messrs. Wasz, Micchelli, Kodosky and Hamilton achieved:

Name	Target Payout as a % of Salary	Actual Award ($)
John J. Wasz	70.0	1,155,000
Christopher J. Kodosky	35.0	252,000
Robert T. Micchelli	49.0	418,460
Scott B. Hamilton	35.0	227,500

The chart below sets forth the Financial Metric bonus that Messrs. Denner and Toler achieved.

Name	Target Payout as a % of Salary	Actual Award ($)
William G. Toler	13.75	105,875
Devin K. Denner	15.0	102,000

For 2016, the budgeted Segment Adjusted EBITDA target for Chase Brass was $71.8 million. Chase Brass achieved 84% Segment Adjusted EBITDA after the Compensation Committee exercised its business judgment to account for restructuring and severance activity. The budgeted Segment Adjusted EBITDA target for Olin Brass was $49.8 million. Olin Brass achieved the maximum after the Compensation Committee exercised its business judgment to account for the estimated insurance proceeds we expect to receive from an equipment failure impacting an intermediate segment of the production process in 2016.

The chart below sets forth the Segment EBITDA Bonus that Messrs. Denner and Toler achieved.

Name	Target Payout as a % of Salary	Actual Award ($)
William G. Toler	27.50	211,750
Devin K. Denner	30.0	85,999

Each named executive officer’s Individual Bonus relates to the criteria necessary for such named executive officer to obtain any amount of the Individual Bonus from 0% to 200% of target. Messrs. Wasz, Micchelli, Kodosky and Hamilton were assessed on the progress they achieved in the efficiency, improvement, and sustainability of strategic, refinancing and growth initiatives both for the Company and for the individual business units, and improving investor awareness. Messrs. Denner and Toler were also assessed on the progress they achieved in supporting such growth initiatives, improving key strategies in the business units, and personnel initiatives, including developing improved human resources processes.

Overall, with respect to the aggregate assessment of the individual performance measures, the Compensation Committee determined that Mr. Wasz achieved 150% of his Individual Bonus goals, Mr. Micchelli achieved 140% of his Individual Bonus goals, Mr. Kodosky achieved 150% of his Individual Bonus goals, and Mr. Hamilton achieved 120% of his Individual Bonus goals, Mr. Denner achieved 140% of his Individual Bonus performance goals, and Mr. Toler achieved 160% of his Individual Bonus performance goals. The payouts based on the individual performance metrics are shown in the chart below.

Name	Target Payout as a % of Salary	Actual Award ($)
John J. Wasz	30.0	371,250
Christopher J. Kodosky	15.0	81,000
Robert T. Micchelli	21.0	125,538
William G. Toler	13.75	84,700
Devin K. Denner	15.0	71,400
Scott B. Hamilton	15.0	58,500

The table below sets forth the amount of non-discretionary annual bonus earned for 2016 based on achievement of the Financial Metric and Segment Adjusted EBITDA, the amount that was earned based on individual objectives, the total actual award and the % of Base Salary.

Executive	Achievement of Financial Metric Criteria ($)	Achievement of Financial Metric & Segment Adjusted EBITDA Criteria ($)	Individual Objectives ($)	Total Actual Award ($)	% of Base Salary
John J. Wasz	1,155,000	—	371,250	1,526,250	185.0
Christopher J. Kodosky	252,000	—	81,000	333,000	92.5
Robert T. Micchelli	418,460	—	125,538	543,998	127.4
William G. Toler	—	317,625	84,700	402,325	104.5
Devin K. Denner	—	187,999	71,400	259,399	76.3
Scott B. Hamilton	227,500	—	58,500	286,000	88.0

Equity-Based Compensation

Stock Options and Other Equity and Equity-Based Awards

Prior to the 2013 Initial Public Offering (“IPO”), we had not granted any stock options or other equity or equity-based awards. We granted performance share, stock option, and restricted stock awards to our named executive officers in 2016 under the Omnibus Plan, described below, as set forth in the table below. Our long-term incentive opportunities directly connect executive compensation to Company performance. The long-term incentive opportunity is determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results and also on the passage of time. The amount awarded to each individual was based on the individual’s experience, competitive considerations, and input from our independent consultant, which benchmarked our equity practices to ensure that we remain competitive with our peer companies. The Compensation Committee approved a total long-term incentive opportunity for each named executive officer expressed as a percentage of such named executive officer’s base salary, as set forth in the table below. Total grant date award value was allocated 50% in the form of performance share awards, 25% in stock options, and 25% in restricted stock. The Compensation Committee chose this allocation based on input from WTW regarding prevailing market practice and the Compensation Committee’s desire to have a significant majority of the opportunity to be performance based. Total long-term incentive opportunities for our named executive officers approximated the median for comparable positions within our peer group.

Stock Awards Granted in 2016

Executive	Options #	Restricted Stock #	Performance Shares #	Total Grant Date Value of Equity Award ($)	Total Grant Date Value as Percentage of Base Salary (%)
John J. Wasz	61,963	23,138	46,275	2,524,539	306
Christopher J. Kodosky	13,436	5,088	4,715	407,206	113
Robert T. Micchelli	15,783	5,893	11,787	643,025	151
William G. Toler	13,415	5,009	10,019	546,565	142
Devin K. Denner	13,889	5,186	10,372	565,850	166
Scott B. Hamilton	10,259	3,831	7,661	417,967	129

The options and restricted stock were made on terms consistent with the Omnibus Plan and will generally vest in three equal installments on each of the first, second and third anniversary of the date of grant, subject to continued employment on the applicable vesting date. On February 11, 2016 we awarded options and restricted stock to our NEOs, but such awards were contingent on shareholder approval of the amendment to the Omnibus Plan, which occurred on May 26, 2016. Therefore, we report the “grant date” of these awards as May 26, 2016 (the date shareholders approved the Omnibus Plan), but the vesting period for those awards began on February 11, 2016. For everyone other than Mr. Kodosky, the exercise price of the options is equal to $26.97. Mr. Kodosky’s was granted 6,313 options on May 26, 2016 at an exercise price equal to $26.97. Due to his appointment as our Chief Financial Officer, on July 5, 2016, Mr. Kodosky received an additional grant of 7,123 options with an exercise price of the options equal to $27.46. The performance shares vest (in an amount ranging from 0% to 200% of the target share number) based on the Company’s satisfaction in meeting the target levels during the 2016-2017 performance period.

Stock Ownership Guidelines

We maintain stock ownership guidelines for directors and members of senior management who participate in our equity compensation programs, to require those directors and members of senior management who participate in our equity compensation programs to meet the following minimum stock ownership guidelines. We enhanced the stock ownership guidelines in 2014 to require the following:

Chief Executive Officer	4	Times Annual Base Salary
Chief Financial Officer, Chief Operating Officer, General Counsel and Business Unit Presidents	2	Times Annual Base Salary
Non-Executive Directors	4	Times Annual Retainer

To ease the financial burden of achieving these levels of stock ownership while ensuring that they will be met over time, it is expected that our directors and senior management will utilize their grants under our Omnibus Plan to reach the level of stock ownership required by the guidelines. In this regard, until the levels of ownership outlined above are achieved, directors and senior management are expected to retain a minimum of 75% of all shares (net of payment of options exercise prices, taxes and transaction costs) acquired pursuant to an award under the Omnibus Plan. As of December 31, 2016, all our directors and all of senior management except one (1) member satisfied the Stock Ownership Guidelines.

Risk Considerations in Our Compensation Program

The Compensation Committee, pursuant to its charter, is responsible for reviewing our employee compensation programs as they relate to risk management and risk-taking incentives. We do not believe that our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on us.

Our incentive compensation programs generally reward a mix of different performance measures, some of which are the financial performance measures. Additionally, our long-term incentives directly connect compensation to our performance by featuring stock options and performance shares. We believe that this mix of performance criteria mitigates any incentive to seek to maximize short-term performance at the expense of long-term performance or to maximize performance under one measure to the detriment of performance under another measure.

Maximum payouts under our incentive plans are capped at 200% of target payouts. We believe that these limits mitigate excessive risk-taking because the maximum amount that can be earned in a single cycle is limited. The incentive compensation for executives in key business segments is determined by company-wide performance measures as well as segment performance, to mitigate any incentive to pursue strategies that might maximize the performance of a single operating segment to the detriment of us as a whole.

Our senior management is subject to our stock ownership guidelines, which we believe incentivize our senior management to consider our long-term interests and our stockholders’ long-term interests. Additionally, these guidelines discourage excessive risk-taking that could negatively impact our stock price. Our incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.

In December 2014, the Company adopted our Incentive Compensation Recoupment Policy (the “Recoupment Policy”) to provide for recovery of incentive compensation, if any, in excess of what would have been paid to our executive officers or former executive officers in the event that the Company is required to restate its financial results.

On an annual basis, the Compensation Committee reviews, along with our independent compensation consultant WTW, the Audit Committee, our Chief Financial Officer and our senior risk officers, our employee compensation programs as they relate to risk management and risk-taking incentives in order to determine whether any risk arising from such compensation programs is reasonably likely to have a material adverse effect on the Company.

Incentive Compensation Recoupment Policy

The Recoupment Policy is a written clawback policy that we maintain. The Recoupment Policy applies to all incentive based cash and equity compensation awards granted on or after the effective date (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Recoupment Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Policy. The Recoupment Policy will be interpreted and administered (and, as necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any official guidance issued thereunder.

Anti-Hedging and Anti-Pledging Policy

Pursuant to the Company’s securities trading policy, directors, executive officers and other employees are prohibited from pledging any shares of stock or engaging in any hedging transactions involving or referencing Company securities.

Actions After Close of the Fiscal Year

On February 9, 2017, the Compensation Committee made grants of performance share awards, restricted stock, and stock options under the Omnibus Plan. These grants were of the same type and generally, in the same amounts, as grants in prior years.

On April 3, 2017, Dale R. Taylor was appointed as President of GBC Metals, LLC (d/b/a Olin Brass), a wholly owned subsidiary of the Company. Mr. Taylor became a party to a Severance Agreement with Global Brass and Copper, Inc., which is substantially the same as the one for Mr. Toler. In February 2017, the Compensation Committee approved an equity award for Mr. Taylor of performance shares, restricted stock, and stock options at the same time as other officers, but contingent upon his acceptance of the appointment to become President of GBC Metals, LLC (d/b/a Olin Brass).

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount that we may deduct from our Federal income taxes for remuneration paid to our named executive officers (other than the chief financial officer) to one million dollars per named executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” as well as for the gain recognized by named executive officers upon the exercise of qualifying compensatory stock options. Our Compensation Committee generally seeks to structure performance-based equity and equity-based compensation for the named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. However, the Compensation Committee may use its business judgment to determine, and has determined, that it is in our best interest to provide for compensation that may not be fully deductible.

Taxation of “Parachute” Payments and Deferred Compensation

We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2014, 2015 or 2016, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a gross-up or other reimbursement. Sections 280G and 4999 of the Code provide that executive officers, certain highly compensated employees, directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2016, 2015 and 2014 to our named executive officers. Mr. Kodosky was not a named executive officer in 2014 or 2015, and accordingly, only his compensation for 2016 is reported.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
John J. Wasz, President, Chief Executive Officer and Chief Operating Officer	2016	823,460	—	1,872,069	652,470	1,526,250	343,017	5,217,266
	2015	725,000	—	1,293,751	431,249	1,254,250	38,175	3,742,425
	2014	691,346	—	1,295,994	432,004	535,301	1,825,310	4,779,955

Christopher J. Kodosky, Chief Financial Officer	2016	317,308	—	265,725	141,481	333,000	20,724	1,078,238

Robert T. Micchelli, Former, Chief Financial Officer	2016	427,000	—	476,829	166,195	543,998	37,585	1,651,607
	2015	423,433	400,000	450,001	150,000	517,097	33,075	1,973,606
	2014	410,507	—	376,495	125,502	235,755	1,771,676	2,919,935

William G. Toler, President— GBC Metals, LLC (d/b/a Olin Brass)	2016	382,308	—	405,305	141,260	402,325	27,825	1,359,023
	2015	375,000	—	318,755	106,247	368,320	19,875	1,188,197
	2014	292,100	—	281,243	93,750	91,688	28,250	787,031

Devin K. Denner, President—Chase Brass	2016	340,000	—	419,599	146,251	259,399	34,425	1,199,675
	2015	336,712	—	318,755	106,247	231,173	30,355	1,023,242
	2014	326,057	—	318,759	106,249	171,106	926,969	1,849,140

Scott B. Hamilton, General Counsel	2016	322,038	—	309,939	108,027	286,000	27,825	1,053,830
	2015	311,411	—	243,749	81,252	271,610	19,875	927,897
	2014	293,553	—	306,232	88,746	123,884	28,250	840,665

(1)	Represents a discretionary bonus paid to Mr. Micchelli in October 2015 of $400,000, after he attained age 60, which it had negotiated (i) in consideration for his agreement to relinquish his right to terminate employment and collect full cash severance upon the retirement of Mr. Walker as chief executive officer, (ii) to retain him until at least age 60, and (iii) to incentivize him to identify and prepare his successor.
(2)	Includes restricted stock and performance share awards based on the grant date fair value of such awards as calculated under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. Assumptions in the valuation of the performance share awards can be found in Note 17 to the Company’s consolidated financial statements in the Annual Report on Form 10-K filed for the fiscal year ended December 31, 2016. The following table shows the grant date fair values of these awards (for performance shares, based on the probable outcome of the performance conditions as of the grant date) and the fair value of the performance share awards if the highest level of performance conditions will be achieved.

Executive	Restricted Stock Grant Date Fair Value ($)	Performance Shares Grant Date Fair Value ($)	Maximum Fair Value of Performance Shares ($)
John J. Wasz	624,032	1,248,037	2,496,074
Christopher J. Kodosky	138,562	127,164	254,327
Robert T. Micchelli	158,934	317,895	635,791
William G. Toler	135,093	270,212	540,425
Devin K. Denner	139,866	279,733	559,466
Scott B. Hamilton	103,322	206,617	413,234

(3)	Represents the grant date fair value of options as calculated under FASB ASC Topic 718. Assumptions in the valuation of the options can be found in Note 17 to the Company’s consolidated financial statements in the Annual Report on Form 10-K filed for the fiscal year ended December 31, 2016.
(4)	For additional information, see the “Compensation Discussion and Analysis—Annual Cash Bonuses” section of this proxy statement. The 2016 bonuses were paid on March 17, 2017.
(5)	The dollar amounts include the following amounts and items. John J. Wasz: Company-paid matches under our 401(k) plan, which covers all employees, of $7,950; Company-paid non-elective contribution into the 401(k) Plan of $19,875; Company-paid whole life insurance policy premiums of $10,645; and the Company incurred $304,547 in expenses in connection with Mr. Wasz’s relocation to Illinois. Christopher J. Kodosky: Company-paid matches under our 401(k) Plan of $7,474; and Company-paid non-elective contribution into the 401(k) Plan of $13,250. Robert T. Micchelli: Company-paid matches under our 401(k) plan of $7,950; Company-paid non-elective contribution into the 401(k) Plan of $19,875; and Company-paid whole life insurance policy premiums of $9,760. William G. Toler: Company-paid matches under our 401(k) Plan of $7,950; and Company-paid non-elective contribution into the 401(k) Plan of $19,875. Devin K. Denner: Company-paid matches under our 401(k) plan of $7,950; Company-paid non-elective contribution into the Retirement Savings Plan of $19,875; and Company-paid whole life insurance policy premiums of $6,600. Scott B. Hamilton: Company-paid matches under our 401(k) Plan of $7,950; and Company-paid non-elective contribution into the 401(k) Plan of $19,875.

None of the Company contributions to the 401(k) Plan received preferential earnings or interest.

2016 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides information concerning awards granted in Fiscal Year 2016 to our named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares or Units(2)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise Price of Options ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
John J. Wasz		825,000	1,650,000
				46,275	92,550				1,248,037
	5/26/2016					23,138			624,032
	5/26/2016						61,963	26.97	652,470

Christopher J. Kodosky		180,000	360,000
				4,715	9,430				127,164
	7/5/2016					2,731			74,993
	5/26/2016					2,357			63,568
	7/5/2016						7,123	27.46	75,005
	5/26/2016						6,313	26.97	66,476

Robert T. Micchelli		298,900	597,800
				11,787	23,574				317,895
	5/26/2016					5,893			158,934
	5/26/2016						15,783	26.97	166,195

William G. Toler		211,750	423,500
				10,019	20,038				270,212
	5/26/2016					5,009			135,093
	5/26/2016						13,415	26.97	141,260

Devin K. Denner		204,000	408,000
				10,372	20,744				279,733
	5/26/2016					5,186			139,866
	5/26/2016						13,889	26.97	146,251

Scott B. Hamilton		162,500	325,000
				7,661	15,322				206,617
	5/26/2016					3,831			103,322
	5/26/2016						10,259	26.97	108,027

(1)	Represents possible cash awards for 2016 under the annual bonus plan. For additional information, see the “Compensation Discussion and Analysis—Annual Cash Bonuses” section of this proxy statement. The amounts listed under the “Target” column represent the cash awards payable for 2016 assuming 100% achievement of all goals. The amounts listed under the “Maximum” column represent the maximum cash awards payable, which for each named executive officer equal two times target bonus. Actual cash awards paid to the named executive officers for 2016 are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)	Terms of the grants of restricted stock, performance shares and options are described below in the footnotes to the “Outstanding Equity Award Table.” The annual equity incentive plan does not have threshold awards because the awards may be paid out anywhere from 0% to 200% of the total potential amount.

Employment Arrangements with Named Executive Officers

Mr. Wasz has an employment agreement with the Company. Messrs. Micchelli, Kodosky, Denner, Toler, and Hamilton are each party to a severance protection agreement. For a description of severance payments and benefits made available under the employment arrangements in effect as of December 31, 2016, see “Potential Payments upon Termination or Change in Control”.

2016 Outstanding Equity at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)

John J. Wasz	21,552	—	11.00	5/29/2023	—	—	—	—
	37,696	18,849	16.06	4/3/2024	8,967	307,568	—	—
	24,615	49,229	13.73	2/12/2025	20,939	718,208	125,638	4,309,383
		61,963	26.97	2/11/2026	23,138	793,633	92,550	3,174,465

Christopher J. Kodosky	2,140	4,281	13.73	2/12/2025	1,821	62,460	10,924	374,693
	—	6,313	26.97	2/11/2026	2,357	80,845	9,430	323,449
	—	7,123	27.46	7/5/2026	2,731	93,673	—	—

Robert T. Micchelli	—	5,475	16.06	4/3/2024	2,604	89,317	—	—
	—	17,123	13.73	2/12/2025	7,283	249,807	43,700	1,498,910
	—	15,783	26.97	2/11/2026	5,893	202,130	23,574	808,588

William G. Toler	11,605	—	11.00	5/29/2023	—	—	—	—
	8,180	4,091	16.06	4/3/2024	1,945	66,714	—	—
	6,064	12,129	13.73	2/12/2025	5,159	176,954	30,954	1,061,722
	—	13,415	26.97	2/11/2026	5,009	171,809	20,038	687,303

Devin K. Denner	14,920	—	11.00	5/29/2023	—	—	—	—
	9,272	4,635	16.06	4/3/2024	2,206	75,666	—	—
	6,064	12,129	13.73	2/12/2025	5,159	176,954	30,954	1,061,722
	—	13,889	26.97	2/11/2026	5,186	177,880	20,744	711,519

Scott B. Hamilton	11,605	—	11.00	5/29/2023	—	—	—	—
	7,744	3,872	16.06	4/3/2024	1,842	63,181	—	—
	4,638	9,275	13.73	2/12/2025	3,945	135,314	23,670	811,881
	—	10,259	26.97	2/11/2026	3,831	131,403	15,322	525,545

(1)

These amounts represent nonqualified stock options, restricted stock, and performance shares granted to our named executive officers under the Omnibus Plan. The nonqualified stock options were granted on April 3, 2014, February 12, 2015, February 11, 2016 (May 26, 2016 under ASC Topic 718), and July 5, 2016. The options and restricted stock awards have and shall become vested and exercisable with respect to 1/3 of the shares on each of the first three anniversaries of the grant date. The options and restricted stock awards granted February 11, 2016 (May 26, 2016 under ASC Topic 718), have a vesting start date of February 11, 2016 (as discussed in the “Compensation Discussion and Analysis—Equity-Based Compensation—Stock

Options and Other Equity and Equity-Based Awards” section of this proxy statement). No performance shares granted in 2014 were earned or paid out. Performance shares were granted on February 12, 2015, with 1/2 of the shares being vested based on the performance period ending December 31, 2016 if such performance criteria are satisfied. The remaining 1/2 of the shares vest one (1) year after such determination of the performance criteria is made if the executive remains employed through that date. On March 1, 2017, the Compensation Committee certified that the Performance criteria for the performance shares granted February 12, 2015, were satisfied at the 200% level. Performance shares were granted on February 11, 2016 (effective May 26, 2016), with 1/2 of the shares vesting based on the performance period ending December 31, 2017 if such performance criteria are satisfied. The remaining 1/2 of the shares vest one (1) year after such determination of the performance criteria is made if the executive remains employed through that date.
(2)	This amount represents the value of restricted stock and performance shares using the closing price of Company stock on December 30, 2016 (the last trading day of the fiscal year), which was $34.30. Based on performance through December 31, 2016, amounts of equity incentive plan awards (performance shares) are reported at their maximum levels.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
John J. Wasz	—	—	24,176	581,408
Christopher J. Kodosky	—	—	910	20,084
Robert T. Micchelli	41,066	680,093	10,987	270,417
William G. Toler	—	—	7,078	172,952
Devin K. Denner	—	—	8,067	198,635
Scott B. Hamilton	—	—	6,367	156,934

(1)	This amount represents the value of the amount realized upon exercise of an option, which is equal to the aggregate difference between the closing price of Company stock on the exercise date and the exercise price of the options.
(2)	This amount represents the vested number of restricted stock and performance shares.
(3)	This amount represents the value of the vested shares using the closing price of Company stock on the applicable date vested.

Pension Benefits

We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Employment Agreement with John J. Wasz

Mr. Wasz, our President, Chief Executive Officer and Chief Operating Officer, is party to an employment agreement, dated as of May 8, 2014. Mr. Wasz’s employment agreement provides him with severance benefits upon certain terminations of employment. Mr. Wasz’s employment can be terminated at any time and for any reason. If Mr. Wasz’s employment is terminated by us for “cause” (as defined below) then he is only entitled to receive any base salary that had been earned but not paid through the date of termination. If his employment is terminated due to his death or disability, he is entitled to (a) the base salary accrued through the date of termination, (b) pay for any vacation time earned but not taken, (c) any earned but unpaid bonus for the year prior to termination, and (d) any business expenses incurred by him but unreimbursed on the date of termination, provided that such expenses and required substantiation and documentation thereof are submitted within thirty (30) calendar days of termination and that such expenses are reimbursable under our policy (collectively, “Final Compensation”).

Mr. Wasz’s employment can be terminated by us without “cause” or by him for “good reason.” Upon such a termination, he is entitled to receive: (a) two years of base salary, (b) his target annual bonus, (c) health, dental, and life insurance coverage for a period of one year.

“Cause” under Mr. Wasz’s employment agreement generally means any of the following:

•	the failure or refusal to perform the duties of his position after written notice from the Board;

•	willful misconduct or gross negligence in the performance of his duties that has an adverse effect on our operations after receipt of at least one warning from us;

•	intentional breach by the executive of a written covenant with us or of a written policy, in each case relating to the use and preservation of intellectual property and/or confidentiality;

•	being impaired by or under the influence of alcohol, illegal drugs or controlled substances while working or while on our property;

•	conviction of or plea of nolo contendere to a felony; or

•	dishonest, disloyal or illegal conduct or gross misconduct that materially and adversely affects his performance or our reputation or business (it being agreed that a petty offense or a violation of the motor vehicle code shall not constitute “cause”).

Prior to the determination that “cause” has occurred with respect to any of the grounds listed above other than a conviction of or plea of nolo contendere to a felony, Mr. Wasz will have a 30-day cure period to remedy such breach, unless, in the Board’s discretion, the “cause” event is incapable of reasonably prompt cure or if the Board determines that its fiduciary duty requires such termination.

“Good reason” under Mr. Wasz’s employment agreement generally means any of the following events occurring without his consent:

•	our failure to continue Mr. Wasz in the position of President and Chief Executive Officer;

•	our requiring that Mr. Wasz report to an individual or body other than the Board;

•	a material diminution in Mr. Wasz’s position with us or the duties and responsibilities associated with such position; or

•	a material reduction of Mr. Wasz’s base salary, annual target bonus opportunity, benefits, and annual equity incentive awards in the aggregate, excluding any reduction in Mr. Wasz’s annual equity incentive awards that (a) is applicable to all similarly situated executives or (b) is 10% or less and results from adjustments to the allocation of a fixed pool among similarly situated executives.

Mr. Wasz is required to provide written notice of any event claimed to constitute “good reason” within 30 days after the initial occurrence of such event and to provide us with an opportunity to cure the applicable circumstance within 30 days following such written notice. If we fail to cure such circumstance, Mr. Wasz’s resignation for “good reason” must be tendered, if at all, within 60 days after our failure to cure.

Mr. Wasz is subject to non-competition and non-solicitation covenants for 24 months post-termination, which applies to the 24-month period following his resignation. In addition, he is subject to perpetual confidentiality covenants.

Severance Protection Agreement with Christopher J. Kodosky

Mr. Kodosky, our Chief Financial Officer, is party to a severance protection agreement, dated as of July 11, 2016. If Mr. Kodosky’s employment is terminated by us without “cause” or if he resigns for “good reason,” he would be entitled to a severance payment in a cash lump sum, equal to (i) one year of base pay at the highest rate of base salary during the one-year period immediately prior to the termination and (ii) the higher of (x) the target annual bonus amount for the year preceding the termination and (y) the average annual bonus earned and paid over the three years immediately prior to his termination. Mr. Kodosky and his dependents will also be entitled to continued health and welfare participation for one year following such termination, unless he obtains coverage from a new employer and COBRA coverage at the end of such one-year period if he has not obtained new coverage.

Mr. Kodosky’s severance protection agreement generally uses the same definitions of “cause” and “good reason” as Mr. Wasz’s employment agreement, except that, (i) under Mr. Kodosky’s severance protection agreement “good reason” includes any assignment of duties materially and adversely inconsistent with his position, any material reduction in his base salary, target annual cash bonus opportunity plan, benefits, and annual equity incentive awards in the aggregate, excluding any reduction in his annual equity incentive awards that (a) is applicable to all similarly situated executives or (b) is twenty percent (20%) or less and results from adjustments to the allocation of a fixed pool among similarly situated executives, any requirement that his principal place of employment is other than our principal executive office or there is a change in his principal place of employment that increases the distance between his residence as of the date of this Agreement to his principal place of employment by more than fifty (50) miles (ii) and Mr. Kodosky must give written notice of a claim for good reason within 60 days of its initial occurrence.

Severance Protection Agreement with Robert T. Micchelli

Mr. Micchelli, our former Chief Financial Officer, is a party to an amended and restated severance protection agreement, dated as of March 17, 2014, which, as of December 31, 2016, provided him with severance benefits that were substantially similar to Mr. Kodosky’s severance protection agreement (as previously discussed), except that Mr. Micchelli is also entitled to up to 12 months of senior executive-level career transition assistance (not to exceed $25,000) if a triggering event occurred.

Mr. Micchelli retired on January 6, 2017 without triggering any cash severance benefits that would arise from a termination without “cause” or his resignation for “good reason” (each as defined in his amended and restated severance protection agreement).

Severance Protection Agreement with Devin K. Denner

Mr. Denner entered into a severance protection agreement with us on July 29, 2011. Mr. Denner’s employment may be terminated by us at any time for any reason. If Mr. Denner’s employment is terminated by us without “cause” or if he resigns for “good reason,” he will be entitled to a lump sum severance payment equal to his annual base salary plus the highest of (x) his target bonus amount for the year in which the last date of employment occurs, (y) the amount of the average of his annual bonus over the three years immediately prior to the year in which the last day of employment occurs and (z) an amount set forth on an exhibit to the severance protection agreement (which is currently zero). In addition, he will be entitled to continued health and welfare participation and participation for his dependents for a one-year period, unless he obtains coverage from a new employer, and he will be entitled to COBRA coverage at the end of such one-year period if he has not obtained new coverage.

Mr. Denner’s severance protection agreement generally uses the same definitions of “cause” and “good reason” as Mr. Wasz’s employment agreement, except that, under Mr. Denner’s severance protection agreement “good reason” includes any change in his title or reporting relationship that does not reasonably constitute a promotion and any assignment of duties materially and adversely inconsistent with his position, which results in a material diminution of position, authorities, duties or responsibilities.

Mr. Denner is subject to a non-competition covenant which extends for 12 months following his termination of employment for any reason, a nonsolicitation covenant applicable to employees, vendors, customers and other parties that extends for 24 months following any such termination, and a confidentiality covenant extending for five years following any termination of the severance protection agreement.

Severance Protection Agreement with Scott B. Hamilton

Mr. Hamilton is party to a severance protection agreement, dated as of October 10, 2011, which was amended and restated effective August 5, 2013. The severance protection agreement is substantially similar to Mr. Denner’s severance protection agreement.

Mr. Hamilton’s employment may be terminated by us at any time for any reason. If Mr. Hamilton’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined below), he will be entitled to a lump sum severance payment equal to his highest annual base salary plus the highest of (x) his target bonus amount for the year in which the last date of employment occurs, (y) the amount of the average of his annual bonus over the three years immediately prior to the year in which the last day of employment occurs and (z) an amount set forth on an exhibit to the severance protection agreement (which is currently zero for Mr. Hamilton). In addition, he will be entitled to continued health and welfare participation and participation for his dependents for a one-year period, unless he obtains coverage from a new employer, and he will be entitled to COBRA coverage at the end of such one-year period if he has not obtained new coverage.

Mr. Hamilton’s amended and restated severance protection agreement generally uses the same definitions of “cause” and “good reason” as Mr. Denner’s severance protection agreement except that, under Mr. Hamilton’s severance protection agreement the definition of “good reason” includes any requirement that Mr. Hamilton relocate his principal residence.

Mr. Hamilton is subject to a non-competition covenant that extends for 12 months following his termination of employment for any reason, a non-disparagement covenant, and a confidentiality covenant extending for five years following any termination of the severance protection agreement.

Severance Protection Agreement with William G. Toler

Mr. Toler entered into a severance protection agreement with us on September 9, 2013. The severance protection agreement is substantially similar to Mr. Denner’s severance protection agreement. Mr. Toler’s employment may be terminated by us at any time for any reason. If Mr. Toler’s employment is terminated by us without “cause” or if he resigns for “good reason” (each as defined below), he will be entitled to a lump sum severance payment equal to his annual base salary plus the highest of (x) his target bonus for the year preceding the termination, (y) the amount of the average of his annual bonus over the three years immediately prior to the year in which the last day of employment occurs and (z) 50% of his base salary. In addition, he will be entitled to continued health and welfare participation and participation for his dependents for a one-year period, unless he obtains coverage from a new employer, and he will be entitled to COBRA coverage at the end of such one-year period if he has not obtained new coverage.

Mr. Toler’s severance protection agreement generally uses the same definitions of “cause” and “good reason” as Mr. Denner’s severance protection agreement.

Mr. Toler is subject to a non-competition covenant that extends for 12 months following his termination of employment for any reason, a non-disparagement covenant, and a confidentiality covenant extending for five years following any termination of the severance protection agreement.

Summary of Potential Payments Upon Termination or Change in Control

The following table summarizes the preceding discussion regarding additional unearned potential payments and benefits payable to each of our named executive officers assuming termination occurred on December 31, 2016. We do not provide enhanced severance payments or benefits solely upon a change of control.

Name	Cash Severance ($)(1)	Health and Welfare Benefits Continuation ($)(2)	Acceleration of Equity Awards ($)(3)(4)	Total ($)
John J. Wasz	2,475,000	13,192	8,735,218	11,223,410
Christopher J. Kodosky	468,000	972	875,811	1,344,783
Robert T. Micchelli	765,873	13,750	2,810,638	3,590,261
William G. Toler	591,250	10,306	2,071,940	2,673,496
Devin K. Denner	544,000	15,829	2,106,431	2,666,260
Scott B. Hamilton	501,211	5,345	1,610,135	2,116,691

(1)	If a named executive officer’s employment is terminated by us without “cause” or the named executive officer terminates employment for “good reason,” the following details the cash severance each respective named executive officer is entitled to: (i) for Mr. Wasz, the cash severance is equal to two times his base salary of $825,000 plus his target bonus of $825,000; (ii) for Mr. Kodosky, the cash severance is equal to his base salary of $360,000 plus his target bonus of $108,000; (iii) for Mr. Toler, the cash severance is equal to his base salary of $385,000 plus his target bonus of $206,250; (iv) for Mr. Denner, the cash severance is equal to his base salary of $340,000 plus his target bonus of $204,000; (v) and for Mr. Hamilton, the cash severance is equal to his base salary of $325,000 plus the average of his bonuses in 2013-2015, which is $176,211. Mr. Micchelli retired on January 6, 2017 without triggering any cash severance benefits that would arise from a termination without “cause” or his resignation for “good reason” (each as defined in his amended and restated severance protection agreement).
(2)	Amounts disclosed are health and welfare benefits provided to each named executive officer if the named executive officer’s employment is terminated by us without “cause” or the named executive officer terminates employment for “good reason.”
(3)	If a named executive officer’s employment is terminated by us without “cause” or if the named executive officer terminates employment for “good reason,” in each case after a change in control, all unvested options and restricted stock will become vested within 30 days of such termination and a payment will be received with respect to his performance shares based on (1) actual performance through the date of termination as determined by the Compensation Committee or (2) if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Compensation Committee, in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service. For the 2015 performance shares, the days pro-rata determination is made over the course of the performance period, whereas for the 2016 performance shares, the days pro-rata determination is made over the entire vesting period.

(4)	If Messrs. Wasz, Micchelli, Kodosky, Toler, Denner, and Hamilton died or became disabled all unvested options and restricted stock will become vested within 30 days of such termination. Additionally, a payment will be received with respect to performance shares based on actual performance for the entire performance period, prorated based on the time elapsed from the date of grant to the date employment terminated. Based on a death or disability occurring on December 31, 2016, the same accelerated vesting amounts determined under footnote three (3) apply to footnote four (4).

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information as of December 31, 2016 regarding the number of shares of Global Brass and Copper Holdings, Inc. common stock that may be issued under Global Brass and Copper Holdings, Inc.’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,256,241	(2)	17.87	(3)	1,807,214	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	1,256,241		17.87		1,807,214

(1)	Consists of the Omnibus Plan.
(2)	Total number of securities to be issued consists of 474,359 outstanding non-qualified stock options, 556,413 outstanding non-vested performance shares, 197,325 non-vested restricted shares and 28,144 shares of outstanding restricted stock awards that vested, but remain restricted until a future date.
(3)	The weighted-average exercise price relates solely to 474,359 outstanding non-qualified stock options.
(4)	The total amount reported consists of shares available for future issuance under the Omnibus Plan, which may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during 2016: Ms. Avril and Messrs. Marsh, Ray, Welch and Whitaker. No member of the Compensation Committee was, during the fiscal year ended December 31, 2016, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

COMPENSATION COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2016.

This Report is submitted by Ms. Avril and Messrs. Marsh, Ray, Welch and Whitaker, being all of the current members of the Compensation Committee.

Ronald C. Whitaker, Chairman

Vicki L. Avril

Donald L. Marsh

Bradford T. Ray

Martin E. Welch, III

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee is currently comprised of Ms. Avril and Messrs. Marsh, Ray, Welch and Whitaker, each a non-employee and independent director, and operates under a written charter.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as the report of management and the opinion thereon of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the year ended December 31, 2016, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed under the Public Company Accounting Oversight Board standards (“PCAOB”). The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 7, 2017.

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

This Report is submitted by Ms. Avril and Messrs. Marsh, Ray, Welch and Whitaker, being all of the members of the Audit Committee.

Martin E. Welch, III, Chairman

Vicki L. Avril

Donald L. Marsh

Bradford T. Ray

Ronald C. Whitaker

FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining PricewaterhouseCoopers LLP to audit our consolidated financial statements for 2016, we retained PricewaterhouseCoopers LLP, as well as other accounting firms, to provide tax and other advisory services in 2016. We understand the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audit of our consolidated financial statements.

In order to assure that the provision of audit and permitted non-audit services provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by PricewaterhouseCoopers LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by PricewaterhouseCoopers LLP. Any pre-approval must also set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2016 and 2015, we retained PricewaterhouseCoopers LLP to provide services in the following categories and amounts:

	2016	2015
Audit fees(1)	$2,690,900	$2,778,800
Audit-related fees	—	—
Tax fees	70,000	—
All other fees	—	—
Total	$2,760,900	$2,778,800

(1)	Audit fees consist of fees incurred for the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements that are normally provided by PricewaterhouseCoopers LLP in connection with consents and reviewing documents to be filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We maintain and enforce a Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with our Related Person Transaction Policy, our Audit Committee has overall responsibility for the implementation and compliance with this policy.

For the purposes of our Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in our Related Person Transaction Policy) had, has or will have a direct or indirect material interest in excess of $10,000. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved by the Board or Compensation Committee.

Our Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under our Related Person Transaction Policy, our Audit Committee will only be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

Our Related Person Transaction Policy also provides that the Audit Committee will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders.

In addition, our Code of Business Conduct and Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

Certain Transactions

There were no related party transactions in 2016.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. A proposal will be presented at the Annual Meeting to ratify this appointment. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PricewaterhouseCoopers LLP. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

ADVISORY VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the compensation of our named executive officers, as disclosed in this proxy statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program. In 2014, our stockholders approved a non-binding resolution to require an advisory vote on the compensation of our named executive officers every year, and accordingly, we have elected to provide this vote annually.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2017 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy.

We urge our stockholders to read the “Compensation Discussion and Analysis” section above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables, which provide detailed information on the compensation of our named executive officers.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2018 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 12, 2017. Stockholders who intend to present proposals at the annual meeting of stockholders in 2018 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2018, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Stockholder proposals should be addressed to Global Brass and Copper Holdings, Inc., 475 N. Martingale Road Suite 1050, Schaumburg, Illinois 60173, Attention: Scott B. Hamilton, General Counsel and Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 27, 2017, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Global Brass and Copper Holdings, Inc., 475 N. Martingale Road Suite 1050, Schaumburg, Illinois 60173, Attention: Scott B. Hamilton, General Counsel.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY SIGNING AND RETURNING A PROXY CARD BY MAIL.

By Order of the Board of Directors,

Scott B. Hamilton

General Counsel and Corporate Secretary

GLOBAL BRASS AND COPPER HOLDINGS, INC.

475 N. MARTINGALE ROAD

SUITE 1050

SCHAUMBURG, IL 60173

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. (Central Time) on May 24, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. (Central Time) on May 24, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Vicki L. Avril	☐	☐	☐

	1b. Donald L. Marsh	☐	☐	☐

	1c. Bradford T. Ray	☐	☐	☐

	1d. John H. Walker	☐	☐	☐

	1e. John J. Wasz	☐	☐	☐

	1f. Martin E. Welch, III	☐	☐	☐

	1g. Ronald C. Whitaker	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.	☐	☐	☐

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Annual Meeting of Stockholders

May 25, 2017, 10:00 AM, CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints John J. Wasz and Christopher J. Kodosky, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Global Brass and Copper Holdings, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 25, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side